Exhibit 99.1

SPX FLOW REPORTS SECOND QUARTER 2020 FINANCIAL RESULTS
Quarterly Results Reflect Productivity Efforts, Improved Operating Execution and Strict Cost Controls

●	Q2 results demonstrate margin resiliency despite significant revenue headwinds

●	Gross margins of 36.8% up 290 points year-over-year

●	Adjusted EBITDA* from continuing operations of $32.7 million, or 10.6% of revenue

●	Net leverage at 0.2x; executing capital allocation plan; liquidity >$1.1 billion

●	Announced redemption of 5.625% Senior Notes due 2024 with a principal balance of $300 million following the close of the quarter

____________________________________________________________________________________
        CHARLOTTE, NC - July 29, 2020 - SPX FLOW, Inc. (NYSE:FLOW), a leading provider of process solutions, today reported results for the quarter ended June 27, 2020.
“Our second quarter results demonstrate our nimble operating structure, which led to an effective and resilient response to the continued COVID-19 market environment. Revenues and orders were better than our expectations. The stronger than anticipated revenues combined with productivity efforts, improved operating execution and strict cost controls led to an impressive operating performance during the quarter. The company recorded all-time high gross margins of 37% in one of the most difficult demand quarters in its history,” said Marc Michael, President and Chief Executive Officer.
“As we navigate through this historic time, our guiding principles remain consistent. We will continue to ensure a safe and healthy work environment, support our customers with high performance, maintain financial strength and execute our strategy. Consistent with our plans following the sale of the Power and Energy business, on July 16th we issued irrevocable notice of the redemption of our 5.625% Senior Notes due 2024 with an outstanding principal balance of $300 million dollars. Additionally, we deployed $6.2 million dollars towards share repurchases in the quarter. These actions, coupled with the cash generation power of our business, leave ample liquidity to pursue our long-term capital deployment priorities supporting growth, expanding margins and returning excess cash to shareholders."
"Based on our performance in the quarter and our updated end market view, we are modifying our working assumptions for the full year. We now expect full year 2020 organic orders to decline (10%) to (20%) versus our prior expectation for a decline in the range of (15%) to (25%). Organic revenues for the year are forecast to decline (10%) to (20%) versus our prior expectation for a decline in the range of (15%) to (20%). Second half decremental margins are expected to be 30% to 40%.”
“We are better positioned today than in previous industrial economic recessions to provide our customers excellent service while maintaining financial strength and strategic optionality. I am proud of what the team has accomplished in the first half of the year and our performance is indicative of the high performing culture we have built through our transformation efforts,” added Michael.

Second Quarter 2020 Consolidated Results (continuing operations unless otherwise noted)

$ millions; except per share data	Q2 2020	Q2 2019	Variance	Organic Variance
Backlog	$546.3	$527.6	3.5%	6.1%
Orders	320.4	355.6	(9.9)%	(7.6)%
Revenues	308.1	385.4	(20.1)%	(17.6)%
Segment income	39.0	44.7	(12.8)%
Margin %	12.7%	11.6%	110bps
Operating income	14.2	29.7	(52.2)%
Margin %	4.6%	7.7%	-310bps

Income (loss) from continuing operations, net of tax	$6.5	$11.2
Income (loss) from discontinued operations, net of tax	(31.6)	51.4
Net income (loss) attributable to SPX FLOW, Inc.	(25.1)	62.6

Diluted earnings (loss) per share from continuing operations	$0.15	$0.26
Diluted earnings (loss) per share from discontinued operations	(0.75)	1.21
Diluted earnings (loss) per share	(0.59)	1.48

Operating Cash Flow from (used in) continuing operations	$24.7	$9.3
Operating Cash Flow from (used in) discontinued operations	(5.9)	13.1
Operating Cash Flow	18.8	22.4

Adjusted EBITDA from continuing operations*	$32.7	$41.9	(22.0)%
Free Cash Flow* - continuing and discontinued operations	11.7	14.0
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations.
•Backlog increased 6.1% organically driven by an increase in the Industrial backlog associated with strong mixer and OE pump orders and were only slightly offset by a decline in Food and Beverage orders driven largely by the company's strategy to methodically reduce its exposure to large, dry-dairy applications and focus on growing orders in higher value, liquid-processing applications.
•Orders declined (7.6)% organically. The decline was largely due to a lower level of Industrial orders as Food and Beverage orders were roughly flat. From a geographic perspective, declines in North America, Middle East & Africa and Asia Pacific outside of China were only partially offset by growth in China.
•Revenues declined (17.6)% organically, due to a lower level of revenue from large dry-dairy projects and broad based weakness across most Industrial product lines, largely attributable to current market conditions, along with a lower starting backlog year-over-year.
•Gross profit decreased $(16.8) million due primarily to the lower volume described above. However, gross margins expanded 290 points to 36.8% driven by a higher quality of revenue, improved operating execution and favorable net price/cost benefits.
•Operating income was $14.2 million, or 4.6% of revenues. This included $4.8 million of restructuring charges, a $0.8 million non-cash impairment charge, and $2.4 million dollars of professional fees supporting the company's enterprise strategy and long-term value creation planning. Transitional services income of $1.5 million was reported in other operating income/expense. After excluding these items and reclassifying transitional services income, adjusted operating income* was $23.7 million, or 7.7% of revenues.
•Diluted earnings per share from continuing operations were $0.15 and included:
◦A non-cash impairment charge of $(0.01) per share related to the rationalization of a product line.

◦Professional fees of $(0.04) per share related primarily to strategic actions.
◦Restructuring and other related charges of $(0.09).
◦A benefit of $0.09 per share related to a mark-to-market adjustment of an equity investment.
◦Discrete and other tax items totaling a net credit of $0.02 per share as compared to the Company’s expected tax rate of 29%.
•Excluding the items noted above, adjusted earnings per share* from continuous operations were $0.22.
•Free cash flow* generated across all operations was $11.7 million, including investments of $7.1 million on capital expenditures and $2.4 million on restructuring actions.
•Completed the sale of the Power and Energy segment with net proceeds totaling approximately $400 million after adjustments, fees and taxes.

Second Quarter 2020 Results by Segment
Food and Beverage

$ millions	Q2 2020	Q2 2019	Variance	Organic Variance
Backlog	$263.5	$270.7	(2.7)%	(0.6)%
Orders	150.9	153.8	(1.9)%	0.3%
Revenues	144.7	178.6	(19.0)%	(16.1)%
Income	19.1	14.0	36.4%
As a percent of revenues	13.2%	7.8%	540bps
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations.
•Backlog was flat organically with improved systems orders out of China offset by the Company's strategy to methodically reduce its exposure to large dry-dairy applications and increase its focus on liquid-processing applications.
•Orders were flat organically, as a rebound in China systems was offset by a slight decline in aftermarket along with component declines. Aftermarket orders were aided by strong service awards in the quarter.
•Revenues declined (16.1)% organically, due to a lower level of revenue from large dry-dairy systems, as anticipated, along with lower components and aftermarket sales.
•Segment income of $19.1 million was up approximately 36% year-over-year as margins expanded 540 points to 13.2%. The margin improvement was driven by strong operational and project execution, a higher quality of revenue which led to better mix, savings from cost reduction actions and net price benefits.

Industrial

$ millions	Q2 2020	Q2 2019	Variance	Organic Variance
Backlog	$282.8	$256.9	10.1%	13.2%
Orders	169.5	201.8	(16.0)%	(13.5)%
Revenues	163.4	206.8	(21.0)%	(18.9)%
Income	19.9	30.7	(35.2)%
As a percent of revenues	12.2%	14.8%	-260bps
Note: The commentary below is compared to the prior-year period. Organic changes exclude the effects of currency fluctuations.

•Backlog increased 13.2% organically reflecting strength in long cycle orders in the fourth quarter of 2019 and the first quarter of 2020 along with lower year-over-year shipments in the first half of 2020.
•Orders declined (13.5)% organically. This decline was broad-based across the majority of industrial product lines, most notably in dehydration equipment and hydraulic tools, reflecting the broader global industrial slowdown. Notably European orders were flat in the quarter, and the decline was concentrated in North America.
•Revenues declined (18.9)% organically primarily due to a lower level of demand across the majority of short cycle product categories and end markets, primarily associated with global macroeconomic conditions.
•Segment income decreased $(10.8) million and margins contracted 260 points to 12.2%. The decline in segment income and margin was largely related to volume declines in high margin product categories and was partially offset by cost reduction efforts.

OTHER ITEMS
Form 10-Q: The company expects to file its quarterly report on Form 10-Q for the quarter ended June 27, 2020 with the Securities and Exchange Commission on or about August 3, 2020. This news release should be read in conjunction with that filing, which will be available on the company’s website at www.spxflow.com, in the Investor Relations section.
Subsequent Events: On July 16, 2020, SPX FLOW, Inc. issued an irrevocable notice (the “Notice”) with respect to its 5.625% Senior Notes due 2024 (the “2024 Notes”) that it will redeem all of the outstanding 2024 Notes on August 15, 2020 (the “Redemption Date”). The 2024 Notes, which have an outstanding principal balance of $300.0 million, will be redeemed in full pursuant to the redemption provisions of the indenture governing the 2024 Notes for a redemption price equal to 102.813% of the principal amount thereof, plus accrued and unpaid interest to, but not including, the Redemption Date. SPX FLOW plans to fund the redemption using available cash.
About SPX FLOW, Inc.: Based in Charlotte, North Carolina, SPX FLOW, Inc. (NYSE: FLOW) innovates with customers to help feed and enhance the world by designing, delivering and servicing high value process solutions at the heart of growing and sustaining our diverse communities. The company's product offering is concentrated in process technologies that perform mixing, blending, fluid handling, separation, thermal heat transfer and other activities that are integral to processes performed across a wide variety of sanitary and industrial markets. SPX FLOW had approximately $1.5 billion in 2019 annual revenues and has operations in more than 30 countries and sales in more than 140 countries. To learn more about SPX FLOW, please visit www.spxflow.com.
*Non-GAAP measure. See attached schedules for reconciliation from most comparable GAAP measure. Management believes these Non-GAAP metrics are commonly used financial measures for investors to evaluate our operating performance for the periods presented, and when read in conjunction with our condensed consolidated financial statements, present a useful tool to evaluate continuing operations and provide investors with metrics they can use to evaluate our management of the business from period to period. In addition, these are some of the factors we use in internal evaluations of the overall performance of our business.
Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these Non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these Non-GAAP measures are not necessarily comparable to similarly-titled measures used by other companies.
Note: Net leverage as defined in the company’s credit facility.
Certain statements in this press release are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. Please read these results in conjunction with the company’s documents filed with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2019 and its quarterly report on Form 10-Q for the period ended March 28, 2020. These filings identify important risk factors and other uncertainties that could cause actual results to differ from those contained in the forward-looking statements. Actual results may differ materially from these statements. The words “expect,” “anticipate,” “plan,” “target,” “project,” “believe” and similar expressions identify forward-looking statements. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. These statements are only predictions. Actual events or results may differ materially because of market conditions or other factors, and forward-looking statements should not be relied upon as a prediction of actual results. All the forward-looking statements in this press release are qualified in their entirety by reference to the factors discussed under the heading “Risk Factors” in the company’s most recent Form 10-K and Form 10Q and in any other documents filed by the company with the Securities and Exchange Commission that describe risks and factors that could cause actual results to differ materially from those projected in these forward-looking statements. These risk factors may not be exhaustive. Further, the company operates in a continually changing business environment and cannot predict new risk factors that may arise as a result of these and other changes. Statements in this press release speak only as of the date of this press release, and SPX FLOW disclaims any responsibility to update or revise such statements.
Investor Contacts:
Scott Gaffner
VP, Investor Relations and Strategic Insights
704-752-4485
investor@spxflow.com

Media Contact:
Melissa Buscher
Chief Communications Officer
704-540-2160

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; in millions, except per share amounts)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Revenues	$308.1	$385.4	$597.6	$758.8
Cost of products sold	194.6	254.8	383.0	504.8
Gross profit	113.5	130.6	214.6	254.0
Selling, general and administrative	90.8	96.2	176.0	183.7
Intangible amortization	2.9	2.8	5.7	5.7
Asset impairment charges	0.8	—	2.7	—
Restructuring and other related charges	4.8	1.9	7.4	6.9
Operating income	14.2	29.7	22.8	57.7

Other income, net	5.8	1.5	4.3	6.8
Interest expense, net	(9.4)	(8.4)	(17.5)	(16.0)
Income from continuing operations before income taxes	10.6	22.8	9.6	48.5
Income tax provision	(3.9)	(11.5)	(3.0)	(22.2)
Income from continuing operations	6.7	11.3	6.6	26.3
Income (loss) from discontinued operations, net of tax	(31.6)	50.9	(36.7)	56.0
Net income (loss)	(24.9)	62.2	(30.1)	82.3
Less: Net income (loss) attributable to noncontrolling interests	0.2	(0.4)	0.3	0.2
Net income (loss) attributable to SPX FLOW, Inc.	$(25.1)	$62.6	$(30.4)	$82.1

Amounts attributable to SPX FLOW, Inc. common shareholders:
Income from continuing operations, net of tax	$6.5	$11.2	$6.2	$25.9
Income (loss) from discontinued operations, net of tax	(31.6)	51.4	(36.6)	56.2
Net income (loss) attributable to SPX FLOW, Inc.	$(25.1)	$62.6	$(30.4)	$82.1

Basic income (loss) per share of common stock:
Income per share from continuing operations	$0.15	$0.26	$0.15	$0.61
Income (loss) per share from discontinued operations	(0.75)	1.21	(0.86)	1.33
Net income (loss) per share attributable to SPX FLOW, Inc.	(0.59)	1.48	(0.71)	1.94
Diluted income (loss) per share of common stock:
Income per share from continuing operations	$0.15	$0.26	$0.15	$0.61
Income (loss) per share from discontinued operations	(0.74)	1.21	(0.86)	1.32
Net income (loss) per share attributable to SPX FLOW, Inc.	(0.59)	1.47	(0.71)	1.93

Weighted average number of common shares outstanding - basic	42.397	42.368	42.524	42.410
Weighted average number of common shares outstanding - diluted	42.505	42.617	42.703	42.597

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in millions)

	June 27, 2020	December 31, 2019
ASSETS
Current assets:
Cash and equivalents	$657.1	$299.2
Accounts receivable, net	217.3	243.1
Contract assets	28.7	27.3
Inventories, net	232.0	208.1
Other current assets	27.2	32.2
Assets of discontinued operations	4.1	464.0
Total current assets	1,166.4	1,273.9
Property, plant and equipment:
Land	22.5	22.2
Buildings and leasehold improvements	170.8	170.8
Machinery and equipment	350.6	325.9
	543.9	518.9
Accumulated depreciation	(318.8)	(289.0)
Property, plant and equipment, net	225.1	229.9
Goodwill	543.5	545.1
Intangibles, net	199.6	208.1
Other assets	159.3	180.4
TOTAL ASSETS	$2,293.9	$2,437.4

LIABILITIES, MEZZANINE EQUITY AND EQUITY
Current liabilities:
Accounts payable	$135.7	$142.6
Contract liabilities	120.1	116.3
Accrued expenses	164.1	162.0
Income taxes payable	28.9	45.2
Short-term debt	15.7	20.7
Current maturities of long-term debt	0.1	0.1
Liabilities of discontinued operations	1.7	220.5
Total current liabilities	466.3	707.4
Long-term debt	694.3	693.7
Deferred and other income taxes	25.3	27.9
Other long-term liabilities	109.9	115.0
Total long-term liabilities	829.5	836.6
Mezzanine equity	17.4	20.3
Equity:
SPX FLOW, Inc. shareholders’ equity:
Common stock	0.4	0.4
Paid-in capital	1,686.6	1,677.0
Accumulated deficit	(399.6)	(369.2)
Accumulated other comprehensive loss	(282.3)	(426.5)
Common stock in treasury	(32.4)	(19.3)
Total SPX FLOW, Inc. shareholders' equity	972.7	862.4
Noncontrolling interests	8.0	10.7
Total equity	980.7	873.1
TOTAL LIABILITIES, MEZZANINE EQUITY AND EQUITY	$2,293.9	$2,437.4

SPX FLOW, INC. AND SUBSIDIARIES
RESULTS OF REPORTABLE SEGMENTS
(Unaudited; in millions)

	As of and for the three months ended				As of and for the six months ended
	June 27, 2020	June 29, 2019	Change	%/bps	June 27, 2020	June 29, 2019	Change	%/bps
Food and Beverage
Backlog	$263.5	$270.7	$(7.2)	(2.7)%	$263.5	$270.7	$(7.2)	(2.7)%
Orders	150.9	153.8	(2.9)	(1.9)%	276.1	306.9	(30.8)	(10.0)%
Revenues	144.7	178.6	(33.9)	(19.0)%	282.5	351.1	(68.6)	(19.5)%
Gross profit	52.8	54.4	(1.6)		102.5	106.0	(3.5)
as a percent of revenues	36.5%	30.5%		600bps	36.3%	30.2%		610bps
Selling, general and administrative expense	32.1	38.9	(6.8)		60.9	70.5	(9.6)
as a percent of revenues	22.2%	21.8%		40bps	21.6%	20.1%		150bps
Intangible amortization expense	1.6	1.5	0.1		3.1	3.0	0.1
Income	$19.1	$14.0	$5.1	36.4%	$38.5	$32.5	$6.0	18.5%
as a percent of revenues	13.2%	7.8%		540bps	13.6%	9.3%		430bps

Industrial
Backlog	$282.8	$256.9	$25.9	10.1%	$282.8	$256.9	$25.9	10.1%
Orders	169.5	201.8	(32.3)	(16.0)%	361.3	406.4	(45.1)	(11.1)%
Revenues	163.4	206.8	(43.4)	(21.0)%	315.1	407.7	(92.6)	(22.7)%
Gross profit	60.7	76.2	(15.5)		112.1	148.0	(35.9)
as a percent of revenues	37.1%	36.8%		30bps	35.6%	36.3%		(70)bps
Selling, general and administrative expense	39.5	44.2	(4.7)		80.2	86.1	(5.9)
as a percent of revenue	24.2%	21.4%		280bps	25.5%	21.1%		440bps
Intangible amortization expense	1.3	1.3	—		2.6	2.7	(0.1)
Income	$19.9	$30.7	$(10.8)	(35.2)%	$29.3	$59.2	$(29.9)	(50.5)%
as a percent of revenues	12.2%	14.8%		(260)bps	9.3%	14.5%		(520)bps

Consolidated Backlog	$546.3	$527.6	$18.7	3.5%	$546.3	$527.6	$18.7	3.5%
Consolidated Orders	320.4	355.6	(35.2)	(9.9)%	637.4	713.3	(75.9)	(10.6)%
Consolidated Revenues	308.1	385.4	(77.3)	(20.1)%	597.6	758.8	(161.2)	(21.2)%
Consolidated Segment Income	39.0	44.7	(5.7)	(12.8)%	67.8	91.7	(23.9)	(26.1)%
as a percent of revenues	12.7%	11.6%		110bps	11.3%	12.1%		(80)bps

Total income for reportable segments	$39.0	$44.7	$(5.7)		$67.8	$91.7	$(23.9)
Corporate expense	19.0	12.9	6.1		34.5	26.7	7.8
Pension and postretirement service costs	0.2	0.2	—		0.4	0.4	—
Asset impairment charges	0.8	—	0.8		2.7	—	2.7
Restructuring and other related charges	4.8	1.9	2.9		7.4	6.9	0.5
Consolidated Operating Income	$14.2	$29.7	$(15.5)	(52.2)%	$22.8	$57.7	$(34.9)	(60.5)%
as a percent of revenues	4.6%	7.7%		(310)bps	3.8%	7.6%		(380)bps

SPX FLOW, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Cash flows from (used in) operating activities:
Net income (loss)	$(24.9)	$62.2	$(30.1)	$82.3
Less: Income (loss) from discontinued operations, net of tax	(31.6)	50.9	(36.7)	56.0
Income from continuing operations	6.7	11.3	6.6	26.3
Adjustments to reconcile income from continuing operations to net cash from (used in) operating activities:
Restructuring and other related charges	4.8	1.9	7.4	6.9
Asset impairment charges	0.8	—	2.7	—
Deferred income taxes	18.8	3.2	18.8	8.5
Depreciation and amortization	10.2	9.8	20.0	19.4
Stock-based compensation	3.8	3.3	7.0	6.2
Pension and other employee benefits	0.3	0.6	0.7	1.0
Losses (gains) on asset sales and other, net	(0.1)	(0.3)	0.4	(0.2)
Gain on change in fair value of investment in equity security	(5.3)	(1.6)	(5.3)	(7.8)
Changes in operating assets and liabilities, net of effects from discontinued operations:
Accounts receivable and other assets	11.0	30.2	28.3	45.1
Contract assets and liabilities, net	5.0	(20.1)	3.3	(24.0)
Inventories	(13.9)	(2.6)	(29.1)	(12.2)
Accounts payable, accrued expenses and other	(15.0)	(23.5)	(63.6)	(45.9)
Cash spending on restructuring actions	(2.4)	(2.9)	(4.7)	(3.3)
Net cash from (used in) continuing operations	24.7	9.3	(7.5)	20.0
Net cash from (used in) discontinued operations	(5.9)	13.1	(6.4)	24.2
Net cash from (used in) operating activities	18.8	22.4	(13.9)	44.2
Cash flows from (used in) investing activities:
Proceeds from asset sales and other, net	0.2	0.7	0.2	0.7
Capital expenditures	(7.1)	(7.2)	(11.8)	(12.5)
Net cash used in continuing operations	(6.9)	(6.5)	(11.6)	(11.8)
Net cash from (used in) discontinued operations (includes proceeds from disposition of $406.2, less cash and restricted cash disposed of $7.3, in the three and six months ended June 27, 2020)	398.9	(1.2)	393.4	(2.8)
Net cash from (used in) investing activities	392.0	(7.7)	381.8	(14.6)
Cash flows used in financing activities:
Borrowings under amended and restated senior credit facilities	—	122.0	—	122.0
Repayments of amended and restated senior credit facilities	—	(7.0)	—	(7.0)
Borrowings under former senior credit facilities	—	11.0	—	33.0
Repayments of former senior credit facilities	—	(146.0)	—	(173.0)
Borrowings under former trade receivables financing arrangement	—	12.0	—	54.0
Repayments of former trade receivables financing arrangement	—	(12.0)	—	(54.0)
Borrowings under (repayments of) purchase card program, net	2.9	0.5	(4.8)	(0.4)
Borrowings under other financing arrangements	—	0.6	—	0.6
Repayments of other financing arrangements	(0.1)	(1.7)	(0.3)	(2.8)
Financing fees paid	—	(2.7)	—	(2.7)
Purchases of common stock	(6.2)	—	(6.2)	—
Minimum withholdings paid on behalf of employees for net share settlements, net	(0.4)	(0.1)	(6.8)	(5.2)
Dividends paid to noncontrolling interests in subsidiary	—	(1.0)	(1.2)	(1.0)
Net cash used in continuing operations	(3.8)	(24.4)	(19.3)	(36.5)
Net cash used in discontinued operations	—	(0.1)	(0.3)	(0.2)
Net cash used in financing activities	(3.8)	(24.5)	(19.6)	(36.7)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	6.3	11.0	5.4	(2.8)
Net change in cash, cash equivalents and restricted cash	413.3	1.2	353.7	(9.9)
Consolidated cash, cash equivalents and restricted cash, beginning of period	243.8	203.2	303.4	214.3
Consolidated cash, cash equivalents and restricted cash, end of period	$657.1	$204.4	$657.1	$204.4

SPX FLOW, INC. AND SUBSIDIARIES
ORGANIC REVENUE RECONCILIATION
(Unaudited)

	Three months ended June 27, 2020
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage	(19.0)%	(2.9)%	(16.1)%
Industrial	(21.0)%	(2.1)%	(18.9)%
Consolidated	(20.1)%	(2.5)%	(17.6)%

	Six months ended June 27, 2020
	Net Revenue Decline	Foreign Currency	Organic Revenue Decline
Food and Beverage	(19.5)%	(3.0)%	(16.5)%
Industrial	(22.7)%	(2.4)%	(20.3)%
Consolidated	(21.2)%	(2.7)%	(18.5)%

SPX FLOW, INC. AND SUBSIDIARIES
CASH RECONCILIATION
(Unaudited; in millions)

Six months ended June 27, 2020
Beginning cash, cash equivalents and restricted cash	$303.4

Net cash used in operating activities of continuing operations	(7.5)
Net cash used in operating activities of discontinued operations	(6.4)
Proceeds from asset sales and other, net	0.2
Capital expenditures of continuing operations	(11.8)
Capital expenditures of discontinued operations	(5.5)
Net proceeds from disposition of discontinued operations	398.9
Repayments of purchase card program, net	(4.8)
Repayments of other financing arrangements	(0.3)
Purchases of common stock	(6.2)
Minimum withholdings paid on behalf of employees for net share settlements, net	(6.8)
Dividends paid to noncontrolling interests in subsidiary	(1.2)
Net cash used in financing activities of discontinued operations	(0.3)
Change in cash, cash equivalents and restricted cash due to changes in foreign currency exchange rates	5.4

Ending cash, cash equivalents and restricted cash	$657.1

SPX FLOW, INC. AND SUBSIDIARIES
DEBT, NET DEBT AND ADJUSTED NET DEBT RECONCILIATION
(Unaudited; in millions)

	Debt, Net Debt and Adjusted Net Debt at
	June 27, 2020	December 31, 2019
Term loan	$100.0	$100.0
5.625% senior notes, due in August 2024	300.0	300.0
5.875% senior notes, due in August 2026	300.0	300.0
Other indebtedness - continuing operations	16.2	21.3
Other indebtedness - discontinued operations	—	4.1
Less: deferred financing fees	(6.1)	(6.8)
Total debt	$710.1	$718.6

Total debt	$710.1	$718.6
Less: cash and equivalents - continuing operations	(657.1)	(299.2)
Less: cash and equivalents - discontinued operations	—	(3.1)
Net debt	$53.0	$416.3

Net debt	$53.0	$416.3
Less: debt under purchase card program	(15.6)	(20.4)
Adjusted net debt	$37.4	$395.9

SPX FLOW, INC. AND SUBSIDIARIES
FREE CASH FLOW RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net cash from (used in) operating activities - continuing and discontinued operations	$18.8	$22.4	$(13.9)	$44.2
Capital expenditures - continuing and discontinued operations	(7.1)	(8.4)	(17.3)	(15.3)
Free cash flow from (used in) operations - continuing and discontinued operations	$11.7	$14.0	$(31.2)	$28.9

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED OPERATING INCOME RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Operating income	$14.2	$29.7	22.8	57.7
Charges and fees associated with strategic actions	2.4	0.5	3.2	0.5
Certain restructuring and other related charges	4.8	1.8	7.4	5.9
Asset impairment charges	0.8	—	2.7	—
Reduction of SG&A costs associated with transition services income	1.5	—	1.5	—
Adjusted operating income	$23.7	$32.0	37.6	64.1

SPX FLOW, INC. AND SUBSIDIARIES
EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net income attributable to SPX FLOW, Inc. from continuing operations	$6.5	$11.2	$6.2	$25.9

Income tax provision	3.9	11.5	3.0	22.2
Interest expense, net	9.4	8.4	17.5	16.0
Depreciation and amortization	10.2	9.8	20.0	19.4
EBITDA from continuing operations	30.0	40.9	46.7	83.5
Asset impairment charges	0.8	—	2.7	—
Fair value adjustment related to an equity security	(5.3)	(1.6)	(5.3)	(7.8)
Non-cash compensation expense	3.8	3.3	7.0	6.2
Non-service pension and postretirement related costs	0.1	0.4	0.3	0.6
Interest income	1.1	1.8	2.1	3.8
Losses (gains) on asset sales and other, net	(0.1)	(0.3)	0.4	(0.2)
Restructuring and other related charges	4.8	1.9	7.4	6.9
Foreign exchange losses	1.0	0.1	1.7	0.8
Other	0.2	0.2	0.4	0.4
Bank consolidated EBITDA from continuing operations	$36.4	$46.7	$63.4	$94.2

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED EBITDA FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited; in millions)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net income attributable to SPX FLOW, Inc. from continuing operations	$6.5	$11.2	$6.2	$25.9

Income tax provision	3.9	11.5	3.0	22.2
Interest expense, net	9.4	8.4	17.5	16.0
Depreciation and amortization	10.2	9.8	20.0	19.4
EBITDA from continuing operations	30.0	40.9	46.7	83.5
Charges and fees associated with strategic actions	2.4	0.5	3.2	0.5
Certain restructuring and other related charges	4.8	1.8	7.4	5.9
Asset impairment charges	0.8	—	2.7	—
Fair value adjustment related to an equity security	(5.3)	(1.6)	(5.3)	(7.8)
Losses on certain foreign currency remeasurement	—	0.3	—	0.5
Adjusted EBITDA from continuing operations	$32.7	$41.9	$54.7	$82.6

SPX FLOW, INC. AND SUBSIDIARIES
ADJUSTED DILUTED EARNINGS PER SHARE FROM CONTINUING OPERATIONS RECONCILIATION
(Unaudited)

	Three months ended		Six months ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Diluted earnings per share from continuing operations	$0.15	$0.26	0.15	0.61
Charges and fees associated with strategic actions, net of tax	0.04	0.01	0.05	0.01
Certain restructuring and other related charges, net of tax	0.09	0.04	0.14	0.11
Asset impairment charges, net of tax	0.01	—	0.04	—
Fair value adjustment related to an equity security, net of tax	(0.09)	(0.03)	(0.09)	(0.13)
Losses on certain foreign currency remeasurement, net of tax	—	0.01	—	0.02
Discrete tax charges	0.02	0.10	—	0.13
Adjusted diluted earnings per share from continuing operations	$0.22	$0.39	$0.29	$0.75